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                             FOR IMMEDIATE RELEASE

          DANIELSON HOLDING CORPORATION REPORTS FIRST QUARTER RESULTS


CHICAGO, ILLINOIS, MAY 12, 2003 - Danielson Holding Corporation ("DHC") (AMEX:
DHC) today reported a loss of $57.8 million, or $1.88 per diluted share for the quarter ended March 28, 2003. That compares with a loss of $.05 million, or nominal loss per diluted share in the first quarter of 2002. The current period loss includes $55.2 million attributable to its investment in American Commercial Lines, LLC ("ACL"), which was written down to zero during the period.

The current quarter includes results from Danielson Indemnity Company ("DIND") and its subsidiary National American Insurance Company of California ("NAICC"), a California property and casualty company, along with ACL and two related companies - Global Material Services, LLC ("GMS"), a network of marine terminals and warehouse operations located on major river systems in the U.S., Europe and South America, and Vessel Leasing, LLC ("Vessel Leasing"), a company that leases barges to ACL.

As previously reported, on January 31, 2003, ACL filed a petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code. Neither DHC, GMS nor Vessel Leasing filed for Chapter 11 protection. DHC, GMS and Vessel Leasing are not guarantors of ACL's debt nor are they liable for any of ACL's liabilities. DHC has evaluated the carrying value of its investments in ACL, GMS and Vessel Leasing, and DHC has recorded an $8.2 million other than temporary impairment loss in its ACL investment; no adjustments have been made to the carrying values of DHC's investments in GMS and Vessel Leasing.

The ACL Chapter 11 Bankruptcy process presents inherent material uncertainty; it is not possible to determine the additional amount of claims against ACL that may arise or ultimately be filed, or predict the length of time that ACL will continue to operate under the protection of Chapter 11, the outcome of the Chapter 11 proceedings in general, whether ACL will continue to operate in its present organizational structure, or the effects of the proceedings on the business of ACL, or on the interests of DHC and the various creditors of ACL. The ultimate recovery, if any, by DHC and the creditors of ACL will not be determined until confirmation of a plan or plans of reorganization. No assurance can be given as to what value will be ascribed in the bankruptcy proceedings to each of these constituencies. While it cannot presently be determined, DHC believes it will receive little or no value with respect to its equity interest in ACL.

                               INSURANCE SERVICES

Net premiums earned by DIND and its subsidiaries were $10.4 million and $19.0 million for the quarters ended March 28, 2003 and March 31, 2002, respectively. The change in net premiums earned during those quarters was directly related to the change in net premiums written. Net written premiums were $11.4 million and $15.8 million for the quarters ended March 28, 2003 and March 31, 2002, respectively. NAICC completely exited the workers' compensation market in all territories and over the last several quarters has intentionally reduced production through rate increases in all active lines as well as tightening its underwriting risk criteria. The aforementioned strategies have helped NAICC maintain its written premiums to surplus ratios to acceptable industry levels. Net investment income was $1.2 million and $1.5 million for the quarters ended March 28, 2003 and March 31, 2002, respectively. The decrease was attributable to reductions in both the overall portfolio yield and the cash and invested asset base. Net losses and loss adjustment expenses ("LAE") were $9.2 million and $14.7 million for the quarters ended March 28, 2003 and March 31, 2002, respectively. The loss ratio was 88.8% for 2003 and 77.4% for 2002. The decline in underwriting


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performance for the comparative periods is primarily attributable to adverse developments in the commercial automobile line for accident years 2000 through 2002. Policy acquisition costs were $2.6 million and $4.1 million for the quarters ended March 28, 2003 and March 31, 2002, respectively, and relative to premiums earned experienced some degradation however the extent of which was offset by a reduction in general and administrative expenses. General and administrative expenses were $1.0 million and $1.5 million for the quarters ended March 28, 2003 and March 31, 2002, respectively. Combined underwriting ratios were 124.2% and 106.8% for the quarters ended March 28, 2003 and March 31, 2002, respectively. Loss from insurance operations for the quarter ended March 28, 2003 was $1.8 million compared with operating income of $.4 million for the quarter ended March 31, 2002.

                                MARINE SERVICES

DHC owns a direct 5.4% interest in GMS and a direct 50% interest in Vessel Leasing. ACL owns 50% of GMS and the remaining 50% of Vessel Leasing. For the quarter ended March 28, 2003, DHC accounted for its investments in ACL, GMS and Vessel Leasing using the equity method of accounting. Under the equity method of accounting, DHC reports its pro-rata share of the equity investees' income or loss. The investment values of GMS and Vessel Leasing at March 28, 2003 were $1.2 million and $3.0 million value, respectively. GMS and Vessel Leasing contributed nominal equity earnings to-DHC during the first quarter of 2003 .

                             PARENT-ONLY OPERATIONS

General and administrative expenses were approximately $1 million higher during the quarter ended March 28, 2003 compared to the quarter ended March 31, 2002. This is primarily attributable to increased professional fees incurred concerning the ACL bankruptcy as well as increased insurance costs.

                                    GENERAL

DHC is an American Stock Exchange listed company, engaging in the financial services, specialty insurance business, and marine transportation, through its subsidiaries and equity investees. In connection with efforts to preserve DHC's net operating tax loss carryforwards, DHC has imposed restrictions on the ability of holders of five percent or more of DHC common stock to transfer the common stock owned by them and to acquire additional common stock, as well as the ability of others to become five percent stockholders as a result of transfers of DHC's common stock.

On May 7, 2003, DHC's Board of Directors changed DHC's principal executive offices from Jeffersonville, Indiana to Chicago, Illinois, and also changed DHC's fiscal year to a calendar year. DHC will now report its quarterly results as of March 31, June 30, September 30 and December 31st of each year. This change becomes effective for the quarterly period ending June 30, 2003.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in the Quarterly Report on Form 10-Q may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of DHC and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.
Statements that


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are not historical fact are forward-looking statements.  Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan", "believe", "expect", "anticipate", "intend", "estimate", "project", "may", "will", "would", "could", "should", "seeks", or "scheduled to", or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PLSRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. DHC cautions investors that any forward-looking statements made by DHC are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to DHC, include, but are not limited to, the risks and uncertainties affecting their businesses described in Item 1 of DHC's Annual Report on Form 10-K for the year ended December 27, 2002 and in other securities filings by DHC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this 10-Q are made only as of the date hereof and DHC does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.


For more information about DHC generally, please visit www.danielsonholding.com.

Contact:
Philip G. Tinkler
Chief Financial Officer
Danielson Holding Corporation
(312) 466-4030



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